Exhibit 11

                       STERLING BANCORP AND SUBSIDIARIES
                Statement Re: Computation of Per Share Earnings

                                          Three Months Ended                 Six Months Ended
                                               June 30,                          June 30,
                                     ----------------------------      ----------------------------
                                         2004             2003             2004             2003
                                     -----------      -----------      -----------      -----------
Net income                           $ 6,719,599      $ 5,860,002      $13,180,108      $11,706,425
Less: preferred dividends                     --           31,351               --           63,144
                                     -----------      -----------      -----------      -----------
Net income available for common
  shareholders and adjusted for
  diluted computation                $ 6,719,599      $ 5,828,651      $13,180,108      $11,643,281
                                     ===========      ===========      ===========      ===========
Weighted average common
  shares outstanding                  15,332,631       14,850,210       15,234,781       14,846,243
Add dilutive effect of:
    Stock options                        701,898          604,033          718,202          588,059
    Convertible preferred stock               --          229,222           64,123          230,405
                                     -----------      -----------      -----------      -----------
Adjusted for assumed diluted
  computation                         16,034,529       15,683,465       16,017,106       15,664,707
                                     ===========      ===========      ===========      ===========

Basic earnings per share             $      0.44      $      0.39      $      0.87      $      0.78
                                     ===========      ===========      ===========      ===========
Diluted earnings per share           $      0.42      $      0.37      $      0.82      $      0.74
                                     ===========      ===========      ===========      ===========


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